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                                                            Exhibit 10.28

                                   AGREEMENT

                               FEBRUARY 19, 1998



between

Autotote Systems, Inc., a corporation with its main offices at 100 Bellevue Road, P.O. Box 6009, Newark, DE 19714 (hereinafter "Autotote"), duly represented by its Vice President, Richard WEIL,

and

Elettronica Ingegneria Sistemi, a corporation with its main offices at Via Tiburtina Valeria Km. 13,700, 00131 Rome, Italy (hereinafter "EIS"), duly represented by its General Manager and Managing Director, Vincenzo ZANNI,

whereas:
a) Autotote is engaged in the design, development, manufacture and sale of terminal and computer systems;
b) EIS is active in Italy in the field of computer hardware and software systems and has been appointed as exclusive distributor of Autotote's products in Italy;
c) Autotote and EIS have agreed about the particular conditions of the distribution of each of Autotote's products in Italy;
d) Sisal Sport Italia Spa (hereinafter "Sisal") is active in Italy in the field of betting and is looking for a new, updated and effective computer hardware and software system;
e) Autotote and Sisal have agreed that Autotote shall assist Sisal in the development of a new, effective terminal and computer system. EIS agrees
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     that Autotote will be permitted to supply the prototypes and 200 pre-
     production Terminals directly to Sisal. The production Terminals will be supplied to Sisal through EIS.
f) Sisal and EIS have agreed, in a separate document, to the terms and conditions of the supply of the Terminals from EIS to Sisal, a copy of which will be provided by EIS to Autotote;
g) Autotote and EIS, in this document, agree to all the particular terms and conditions of the supply of such Terminals from Autotote to EIS;

Now therefore, in consideration of the mutual covenants and agreements set forth herein, Autotote and EIS agree as follows:

1.        OBJECT OF THE AGREEMENT

1.1. a) EIS hereby orders the manufacture and supply of nineteen thousand eight hundred (19,800) computer hardware and firmware systems (as understood in the trade), hereinafter defined as Terminal, having the features, characteristics and functions described in Exhibit 1. These Terminals are to be supplied to Sisal and Autotote agrees to manufacture, sell and deliver said Terminals through EIS.

1.1. b) Notwithstanding the above, EIS shall have the one time option, based on the final decision of Sisal to be communicated in writing to Autotote and EIS, to confirm to Autotote, after 7,000 Terminals have been supplied by Autotote, the order for the precise amount of Terminals, over 9,800, to be manufactured by Autotote.

1.2. Autotote has granted to Sisal a perpetual, irrevocable, non exclusive, apart from what is provided in art. 7, royalty free license to use the Autotote "Software" (defined in
                 Exhibit 1)
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                 and Autotote firmware solely in connection with the Terminals.
                 Autotote or EIS shall provide Sisal with any upgrades to said Software made available to its customers generally. No license has been granted with respect to Autotote's source code for the Software. Autotote or EIS, if the parties agree, shall supply software enhancements, training and support .

1.3. Autotote has sublicensed to Sisal Autotote's license interest in, under and to each and every third party Software.

1.4. EIS has received a copy of the agreement between Autotote and Sisal and agrees to perform all obligations of EIS defined therein.



2     INFORMATION - CONFIDENTIALITY
The parties shall exchange all information necessary in order to facilitate the manufacture of the Terminals and shall keep strictly confidential all information.

3     TERMS
Autotote shall deliver the Terminals ordered by EIS, as per art. 1.1, within the following dates, at the Autotote's factory indicated:

     DATE                                   QUANTITY        FACTORY
        a)    July 10 - July 31, 1998        100/week           Ireland
        b)    from August 7, 1998           *200/week           Ireland

* it is agreed that if Sisal wishes to increase or decrease the weekly quantity by no more than 20 percent, Sisal will inform Autotote and EIS, and
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          Autotote will comply within fifteen (15) days upon receiving such request in writing.

4     PRICES

 4.1 EIS shall pay as the price for the supply of the Terminals ordered as per art. 1.1, the following amounts of US $ per Terminal:

     -  in case EIS orders 9,800 Terminals: US $ 3,250,.00;
     - in case EIS orders 12,500 Terminals: US $ 3,092.50 on Terminals between 9,801 and 12,500;
     - in case EIS orders 15,000 Terminals: US $ 3,065.00 on Terminals between 9,801 and 15,000;
     - in case EIS orders 17,500 Terminals: US $ 3,037.50 on Terminal between 9,801 and 17,500;
     - in case EIS orders 19,800 Terminals: US $ 3,010 on Terminal between 9,801 and 19,800.

4.2   EIS shall pay the price provided in art. 4.1 as  follows:

      * US $ 3,000,000.00 within 15 days from the execution of the present Agreement; Sisal may elect to pay directly to Autotote said deposit on behalf of EIS;

      * the remainder of the price for the first 9,800 Terminals, equal, taking into consideration the advance payment provided in the previous point, to the price provided in art. 4.1 less 306 US $ per Terminal (save more precise adjustement), 60 days after the shipment of specific Terminals from Autotote's factory;

       *  after 60 days from the communication of Sisal provided in art. 1.1.
          b), the 10% of the whole compensation for the Terminals ordered over 9,800, calculated taking into account the prices provided in art. 4.1.; Sisal may elect to pay directly to Autotote said deposit on behalf of EIS;
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        * the remainder of the price for the further Terminals ordered over
          9,800, 60 days after the shipment of specific Terminals from Autotote's factory. 4.3 Autotote retains a right of property, as provided in art. 1523 of the Italian Civil Code, in the Terminals until the full price thereof is paid by EIS.

4.3 Autotote retains a right of property, as provided in art. 1523 of the Italian Civil Code, in the Terminals until the full price thereof is paid by EIS.

4.4 Prices do not include any taxes or duties, now or hereafter enacted, applicable to the Terminals or to this transaction, all of which taxes and duties shall be the responsibility of EIS, except for Autotote's franchise taxes and Autotote's income taxes.

4.5 Liability for loss or damages shall pass to EIS when Autotote shall put the Terminals into possession of a carrier for shipment to EIS, the carrier beeing deemed to be an agent for EIS.

Accordingly, freight and insurance for the shipment shall be the responsibility of EIS.

4.6 EIS and Sisal shall agree about the final price and other conditions of the supply of Terminals to Sisal by EIS.

5     EXCLUSIVITY

EIS is informed that, subject to the requirements of law and/or any applicable regulatory review ("Government Approval"), Autotote shall, in the future, not supply Terminals in Italy or destined to Italy to any third party, unless Sisal agrees. This provision does not apply to such firmware and/or software which Autotote has currently supplied in Italy.

6     INTELLECTUAL PROPERTY RIGHTS

6.1 Autotote shall be the sole owner of the intellectual property rights on Terminal. EIS is informed that Sisal is entitled to use the ideas, patents and other rights embodied in the Terminal and has the right, as owner of the Terminals bought from Autotote or from EIS, to use, adapt and make available in Italy the Terminals
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      supplied by Autotote or by EIS and to sell them after use, also in other countries. This clause shall be amended to comply with any required Government Approval.

6.2 EIS is informed that Sisal shall remain the sole owner of the Trademarks in Italy. Autotote shall have the right to approve the Trademarks, which approval shall not be denied unless for good and serious reasons.

6.3 If EIS, for any reason, is not able to perform under the Agreement, then Autotote may deal directly with Sisal. If Autotote is unable, for any reason, to perform to Sisal's satisfaction, Sisal can terminate the Agreement and demand that Autotote provide to Sisal, on a strictly confidential basis, with all the documents, instructions, schematics, necessary in order to allow Sisal to manufacture such Terminals.

7     DELIVERY AND FORCE MAJEURE

Autotote shall deliver the Terminals ordered by EIS strictly complying with a three (3) months rolling forecasts of shipments to be provided by Sisal in accordance to the terms provided in art.1.

All parties shall strictly comply with such shipment requirements. Autotote shall not be liable for any delay in performance or for non-performance, in whole or in part, caused by the occurrence of any contingency beyond the control of Autotote, including, but not limited to, acts of God.

8     ACCEPTANCE

EIS is informed that Sisal shall perform inspection and final acceptance testing within 30 days after receipt of shipment. If, within 30 days after receipt of shipment, Autotote does not receive notification of non-conformity, then said shipment shall be deemed to have been accepted. Sisal has the option to substitute for the above mentioned procedure, a procedure where Sisal, upon reasonable notice, shall be allowed to conduct
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     acceptance testing at Autotote's plant for a period not exceeding one (1)
     week.

9     WARRANTIES

9.1 Autotote warrants all Terminals against defects in material and workmanship under normal use and service for a period of thirteen (13) months from the date of shipment, provided, however, that Autotote's liability under said warranty shall be limited, at Autotote's cost, to, within three (3) weeks of determination of entitlement to a warranty remedy, replacing or commencing repair, at Autotote's option, Terminals or parts thereof (including subassemblies) which shall be disclosed to be defective in the form in which it was shipped by Autotote, prior to its use in further manufacture or assembly. This warranty is applicable only if Autotote receives written notice of such defect mailed to its office within said thirteen (13) month period and is given adequate opportunity to verify the existence of a claimed defect. This warranty shall not apply to Terminals of parts thereof that have been (a) subjected to misuse, neglect, accident, damage in transit, abuse or unusual hazard; (b) repaired, altered or modified by anyone other than Autotote unless EIS or Sisal are authorised by Autotote to make repair; (c) used in violation of instructions furnished by Autotote.

9.2  Where Autotote, following acceptance of the working prototype, fails to make delivery or repudiates or breaches any other material provisions of this agreement (other than the warranty against patent infringement), including, without limitation, Autotote's obligations with respect to nonconforming items, Autotote's liability to both Sisal and EIS, collectively, shall not exceed the amount of U.S.$3,300.00 per Terminal.
     The foregoing are in lieu of all warranties, express, implied or statutory,
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     including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose and any other warranty obligation on the part of Autotote. Autotote's warranties extend to EIS or Sisal and to no other person or entity. In no event will
                                                              ----------------
     Autotote be liable to anyone for incidental or consequential damages for
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     breach of any of the provisions of this Agreement, such excluded damages to
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     include, without limitation, loss of goodwill, loss of profits or loss of
     -------------------------------------------------------------------------
     use.
     ----

10  PATENT  INDEMNITY

10.1 Autotote shall defend any suit or proceeding brought against EIS or Sisal to the extent that such suit or proceeding is based on a claim that Terminals manufactured and sold by Autotote constitute direct infringement on any valid Italian patent and Autotote shall pay all damages and costs awarded by final judgement (from which no appeal may be taken) against EIS or Sisal, on condition that Autotote (i) shall be promptly informed and furnished a copy of each communication, notice or other action relating to the alleged infringement, (ii) shall be given authority, information and assistance necessary to defend or settle such suit or proceeding, (iii) shall be in control of the defense (including the right to select counsel), and shall have the sole right to compromise and settle such suit or proceeding. Autotote shall not be obligated to defend or be liable for costs and damages if the infringement arises out from a combination with, an addition to, or modification of, the Terminals after delivery by Autotote, or from a misuse of the Terminals, or any part thereof.

10.2 If any Terminal manufactured and supplied by Autotote shall be held to directly infringe any valid Italian patent and Sisal or EIS are enjoined from using the same, or if Autotote believes such
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      infringement is likely, Autotote shall, at its option and at its expense, have the right: (i) to procure for Sisal or EIS the right to use such Terminals free of liability for patent infringement, or (ii) to replace (or modify) such Terminals with a non-infringing substitute otherwise complying substantially with all the requirements provided by this agreement, or (iii), if (i) and (ii) are not reasonably available, upon return of the goods, refund the purchase price and the transportation cost of such Terminals.

10.3 The foregoing states the sole and exclusive liability of Autotote hereto for infringement of patents, whether direct of contributory, and is in lieu of all warranties, express, implied or statutory in regard thereto.

10.4 Autotote represents that it conducts its business operations so as not to infringe upon any third party proprietary rights.

11  GENERAL  PROVISIONS

EIS is informed that, with reference to the provisions of arts. 7, 8, 9, 10, 15, Autotote shall be directly responsible to Sisal for all the obligations and warranties provided in such articles, including for the Terminals supplied to Sisal by EIS.

EIS shall be responsible to Autotote for all the violations of its obligations provided in this Agreement or the violation of EIS' obligations described in the General Agreement of even date herewith.

12  NO CONFLICT

Neither the execution of this agreement and the performance by the Parties of their obligations, nor the use of the Terminals will violate, conflict with, result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any contract or judgement to which Autotote or EIS are party or by which it is
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     bound, or violate any applicable law, statute, rule, ordinance or regulation of any Governmental Body.

13  COMPLIANCE
Each party specifically acknowledges that the other party is subject to the gaming and licensing requirements of various jurisdictions and is obliged to take reasonable efforts to determine the suitability of its business associates. Each party agrees to cooperate fully with the other party by providing it with any information, of whatever nature, that the other party deems necessary or appropriate in assuring itself that the party furnishing information possesses the good character, honesty, integrity and reputation applicable to those engaged in the gaming industry and specifically represents that there is nothing in each party's background, history, or reputation that would be deemed unsuitable under the standards applicable to the gaming industry. This agreement is subject to the approval of Autotote Corporation's Corporate Compliance Committee and EIS's Compliance Committee or equivalent body. If, during the term of the agreement, a party is notified by any regulatory agency that the conduct of business with the other party will jeopardize the first party's license or ability to be licensed or if a party concludes, on the basis of serious evidence, that the other party fails to meet the above criteria, this agreement shall terminate upon written notice by the complaining party.

14  TERMINATION

14.1 Except as specifically provided in this art.14, this agreement shall not be terminated by EIS without the prior written consent of Autotote.

14.2 Autotote may, by written notice to EIS, terminate this agreement if EIS does not conform to the payment terms
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      hereunder. EIS shall have thirty (30) days to cure any default hereunder.

14.3 In case of termination of this agreement, Autotote will directly supply Sisal with the Terminals requested by Sisal from EIS.

15  NOTICES

All notices or communications required by the provisions of this agreement or desired to be given thereunder shall be in writing and given by registered mail, return receipt requested to the addreess stated above or such other duly notified address.

16  ASSIGNMENT

Autotote or EIS shall not assign this agreement or any portion of this agreement, or any interest hereunder, to any third party, except to one of their affiliates, to be considered as corporation or other business entity controlling, controlled or under common control of a party, without the advance written consent of the other Party.

17  ENTIRE AGREEMENT

This agreement constitutes the final written expression of all  terms of the agreement relating to the transactions described herein and a complete and exclusive statement of those terms. This agreement supersedes all previous communications, representations, agreements, promises or statements, either oral or written, with respect to such transactions and no communications, representations, agreements promises or statements of any kind made by any representative of the Parties which are not stated herein, shall be binding on a Party. No addition to or modificaton of any provision of this agreement will be binding unless made in writing and signed by an authorized representative. No course of dealing
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     or usage of trade or course of performance will be deemed relevant to explain or supplement any term expressed in this agreement.

18  GOVERNING LAW
This agreement shall be governed by the Italian Law.

19  ARBITRATION

19.1 All disputes between the Parties arising out of or in relation to this agreement (including any questions as to the validity and enforceability of this arbitration clause), shall be exclusively and finally resolved through arbitration in compliance with the law and in accordance with the Arbitration Rules of the International Chamber of Commerce by three arbitrators, the first of whom shall be appointed by the Party initiating the arbitration proceedings simultaneously with its demand of arbitration, the second of whom shall be appointed by the other Party within 15 (fifteen) days from the date on which it received notice of the demand for arbitration, and the third of whom (who shall act as Chairman of the Arbitration Panel) will be designated by agreement of the first two arbitrators within 20 (twenty) days from the appointment of the second arbitrator or, falling such agreement, by the Court of Arbitration of the International Chamber of Commerce of Paris acting as appointing authority for purposes of such Rules. Such Court shall also designate the second arbitrator (or any arbitrator who may die, resign, or otherwise cease to be an arbitrator) in the same manner, if the party required to make such designation does not do so within the period indicated.

19.2 The arbitration proceedings shall take place in Paris, France, and shall be conducted in the English language.
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19.3  The expenses of the arbitration proceedings shall be borne by the Parties in accordance with the determination of the Arbitration Panel.

20.   PRIOR AGREEMENT
      EIS agrees that this agreement is not in violation of any current agreement between EIS and Autotote.


IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed by their duly empowered representatives as follows, on February 19, 1998.


Autotote Systems, Inc.      Elettronica Ingegneria Sistemi

By :  _______________       By:  __________________
Name:  Richard M.WEIL       Name:  Vincenzo ZANNI
Title:  Vice President      Title: General Manager
                                     & Managing Director